Exhibit 99.3

Consent of Centerview Partners LLC

The Board of Directors

and

The Strategic Review Committee of the Board of Directors

Mylan N.V.

Building 4, Trident Place

Mosquito Way, Hatfield

Hertfordshire, AL10 9UL England

The Board of Directors and the Strategic Review Committee of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 26, 2019, to the Board of Directors and the Strategic Review Committee of the Board of Directors, in each case of Mylan N.V. (“Mylan”), as Annex C to, and reference to such opinion letter under the headings “Background of the Combination”, “Recommendation of the Mylan Board of Directors; The Mylan Board’s Reasons for the Combination—Financial Considerations”, “Recommendation of the Mylan Board of Directors; The Mylan Board’s Reasons for the Combination —Opinions of Mylan’s Financial Advisors—Opinion of Centerview Partners LLC”, “Recommendation of the Mylan Board of Directors; The Mylan Board’s Reasons for the Combination—Summary of the Financial Analyses of Mylan’s Financial Advisors” and “Recommendation of the Mylan Board of Directors; The Mylan Board’s Reasons for the Combination—Miscellaneous—Centerview Partners LLC” in, the proxy statement/prospectus relating to the proposed transaction involving Mylan, Pfizer Inc. (“Pfizer”) and Upjohn Inc. (“Upjohn”), which proxy statement/prospectus forms a part of the registration statement on Form S-4 of Upjohn, as amended by that certain Amendment No. 1, dated December 13, 2019, and that certain Amendment No. 2, dated January 17, 2020 (the “Registration Statement”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, CENTERVIEW PARTNERS LLC

By:	/s/ Centerview Partners LLC

January 17, 2020